As filed with the Securities and Exchange Commission on November 2, 2001

                                                      Registration No. 333-42022

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ANC RENTAL CORPORATION
               (Exact name of issuer as specified in its charter)

                   Delaware                                  65-0957875
(State or other jurisdiction of incorporation              (I.R.S. Employer
               or organization)                          Identification Number)

          200 South Andrews Avenue
          Fort Lauderdale, Florida                               33301
   (Address of principal executive offices)                    (Zip Code)

               ANC Rental Corporation Employee Stock Purchase Plan
                  ANC Rental Corporation 2000 Stock Option Plan
                              (Full title of plans)

                               Howard D. Schwartz
              Senior Vice President, General Counsel and Secretary
                             ANC Rental Corporation
                            200 South Andrews Avenue
                         Fort Lauderdale, Florida 33301
                     (Name and address of agent for service)

                                 (954) 320-4000
          (Telephone number, including area code, of agent for service)

                       DEREGISTRATION OF UNSOLD SECURITIES

         The Registration Statement on Form S-8 (Registration No. 333-42022) (the "Registration Statement") of ANC Rental Corporation (the "Company") pertaining to 2,000,000 shares of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") for issuance pursuant to the Company's Employee Stock Purchase Plan and 9,000,000 shares of Company Common Stock for issuance pursuant to the Company's 2000 Stock Option Plan to which this Post-Effective Amendment No. 1 relates, became effective July 21, 2000.

         The Company's Employee Stock Purchase Plan, pursuant to which up to 2,000,000 shares of the Company Common Stock could have been issued, has been terminated and no additional shares may be issued or sold under such plan.

         The Company's 2000 Stock Option Plan has not been terminated and shares of Company Common Stock may continue to be issued under such plan.

         In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of the Company Common Stock allocated to the Company's Employee Stock Purchase Plan under the Registration Statement which remain unsold. The Company does not remove from registration at this time any other shares of Company Common Stock under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on November 2, 2001.

                                       ANC RENTAL CORPORATION

                                       By: /s/ Michael S. Egan
                                           -------------------------------------
                                           Michael S. Egan
                                           Chairman of the Board and
                                           Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                       Title                                Date
                   ---------                                       -----                                ----

/s/ MICHAEL S. EGAN                               Chairman of the Board and Chief                 November 2, 2001
-------------------------------------             Executive Officer (Principal Executive
Michael S. Egan                                   Officer)



/s/ WAYNE MOOR                                    Chief Financial Officer (Principal              November 2, 2001
-------------------------------------             Financial and Accounting Officer)
Wayne Moor



/s/ GORDON M. BETHUNE*                            Director                                        November 2, 2001
 ------------------------------------
Gordon M. Bethune



/s/ J. P. BRYAN*                                  Director                                        November 2, 2001
-------------------------------------
J. P. Bryan



/s/ JOHN O. GRETTENBERGER, SR.*                   Director                                        November 2, 2001
-------------------------------------
John O. Grettenberger, Sr.



/s/ H. WAYNE  HUIZENGA*                           Director                                        November 2, 2001
 ------------------------------------
H. Wayne Huizenga



/s/ WILLIAM N. PLAMONDON, III*                    Director                                        November 2, 2001
-------------------------------------
William N. Plamondon, III



*/s/ HOWARD D. SCHWARTZ
-------------------------------------
 Howard D. Schwartz
 Attorney-in-Fact






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